UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 15, 2005

                             IBHAS TECHNOLOGIES INC
                             ----------------------
             (Exact name of registrant as specified in its charter)

           Nevada                       98-0370398                 000-50329
--------------------------------------------------------------------------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                              ZEEV SHERF STREET #14
                                 JERUSALEM 97842
                                     ISRAEL
              (Address of principal executive offices and Zip Code)

                                +972 545-662-102
              (Registrant's telephone number, including area code)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                             Sanny J. Barkats, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

      On August 15, 2005 IBHAS TECHNOLOGIES INC., ("IBHAS") entered into a letter of intent for a licensing agreement with Tracetrack Technologies Ltd., ("Tracetrack"), pursuant to which IBHAS and Tracetrack will enter into a definitive licensing agreement upon satisfaction of certain conditions precedent, including Tracetrack obtaining approval for the license from the Office of the Chief Scientist of the Israeli Ministry of Trade and Commerce ("OCS"). IBHAS has agreed to pay $100,000 to Tracetrack within three (3) business days from the execution of the letter of intent as consideration.

1. Upon execution of the definitive license agreement IBHAS will obtain an exclusive license from Tracetrack which it shall grant IBHAS, conditional upon receipt of OCS approval, an exclusive, worldwide, perpetual license to make any and all uses of the Licensed Technology, specifically including, without limitation, the rights to use the Licensed Technology for research and development, to commercialize the Licensed Technology, the Product or any other products thereof in any manner, including without limitation by the development, use, marketing, distribution, sale and/or provision of any products or services thereunder, and grant sublicenses and secondary sublicenses under the License to third parties, subject to the conditions set forth under Section 5 in the L.O.I, . Tracetrack will refrain from using the Licensed Technology in any manner whatsoever, other than pursuant to IBHAS instructions in relation to research programs and/or manufacture of the Product.

2. The License and the right to manufacture, make and/or have made the Product will be granted to IBHAS as part of the License, on the condition that (i) IBHAS will establish in Israel a wholly-owned subsidiary that shall establish an R&D center in Israel, recruit employees and carry out R&D activities for the continued development of the Product, and (ii) the Subsidiary shall be the sole sub-licensee under the License to use the Licensed Technology for the continued development of the Product and sole sub-licensee of the Manufacturing Rights; provided however that IBHAS will be entitled to assemble the Product and/or manufacture parts thereof (other than the proprietary membrane and some parts of the software) outside of Israel, if and to the extent required by TSA (US Transportation Security Agency) or a similar governmental authority, and/or in accordance with the US purchase requirements in connection with the US foreign aid financing extended to Israel.

3. IBHAS will pay Tracetrack royalties at the rate of three percent (3 %) of Net Sales (which term shall be defined in the License Agreement). The Royalty Payments shall be paid on a quarterly basis within 15 days of the end of each calendar quarter with respect to the Net Sales of such preceding quarter. In addition, in the event that the Royalty Payments shall be lower than the royalties due from Tracetrack to the OCS, IBHAS will pay Tracetrack the Additional Amount together with the Royalty Payments. IBHAS commitment to pay Royalty Payments to Tracetrack shall remain in force until the earlier of: (i) the lapse of five (5) years from the First Commercial Sale of the Product (which term shall be defined in the License Agreement) or (ii) the aggregate amount of Royalty Payments (including any Additional Amounts) paid by IBHAS to Tracetrack (exclusive of the Upfront Payment) shall amount to $2.5 million.


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

      Tracetrack was founded by Dr. Fredy Ornath, a veteran of the Ordnance Corps of the Israeli Defense Forces and a former professor of the Technion Engineering School, Israel's most reputable technical and engineering institute. Dr. Ornath, is the owner of 58.45% shares of the outstanding common stock of IBHAS, and the owner of 99.8% shares of the outstanding common stock of Materials Systems Ltd a company which owns Tracetrack. Dr. Ornath fully disclosed his relationship with Tracetrack to the Board of Directors and Officers of IBHAS. This letter of intent was entered into for the benefit of IBHAS and was approved by its Board of Directors on August 18, 2005. The Company management believes the terms of the obligations with Tracetrack are on terms at least as favorable as could be obtained from unrelated third parties.


Item 9.01   Financial Statements and Exhibits

Exhibit Number    Description
--------------    --------------------------------------------------------------
10.1              Letter of Intent between Ibhas Technologies Inc. and
                  Tracetrack Ltd, dated August 15, 2005


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 18, 2005


                                            IBHAS TECHNOLOGIES INC.



                                            By: /s/ Jacob Eluz
                                                -----------------------
                                                Jacob Eluz
                                                Chief Executive Officer


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